Exhibit 10.2.3

SECOND AMENDMENT TO AMENDED AND RESTATED LICENSE AGREEMENT

Case Western Reserve University – Lucid Diagnostics Inc.

This Second Amendment to Amended and Restated License Agreement (hereinafter “Second Amendment”) entered into effective as of November 7, 2024 (“Second Amendment Effective Date”) by and between Case Western Reserve University, an Ohio non-profit corporation, having a principal place of business at 10900 Euclid Avenue, Cleveland, Ohio 44106 (“CWRU”) and Lucid Diagnostics Inc., a Delaware corporation, having a principal place of business at 360 Madison Avenue, 25th Floor, New York, NY 10017 (“Licensee”), collectively the “Parties”, in exchange for their mutual covenants set forth, hereby agree as follows:

WHEREAS, CWRU and Licensee entered into a License Agreement effective May 12, 2018 (the “Effective Date”) which was subsequently amended by mutual agreement effective November 20, 2019, and then again pursuant to that certain Amended and Restated License Agreement effective as of August 23, 2021 (the “A&R License Agreement”); and

WHEREAS, the A&R License Agreement was subsequently amended by that First Amendment to Amended and Restated License Agreement dated as of February 15, 2024; and

WHEREAS, the Parties desire and agree to amend the A&R License Agreement to revise and update certain provisions in the Agreement; and

NOW THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

1. Article 25 of the A&R License Agreement is hereby amended by designating the current paragraph thereof as Section 25.1 and by inserting the following after Section 25.1:

25.2 With CWRU’s prior written consent, Licensee may encumber, pledge, or convey its interests in this Agreement by way of a security agreement, a pledge and/or a collateral assignment (collectively, a “Pledge”) to secure the payment of a loan or loans (plus related interest, costs, fees, expenses and other amounts) obtained by Licensee from a lender or lenders, or a trustee or collateral agent acting on behalf of lenders (the “Secured Party”) and secured by Licensee’s rights pursuant to this Agreement (the “Licensed Interest”). For avoidance of doubt, the parties acknowledge and agree that CWRU possesses all direct ownership rights in, and title to, the Licensed Technology, and that the Licensee has no right to, and will not attempt to, grant a security interest directly therein. Moreover, in the event Licensee grants a Pledge of its interest in the Agreement to a Secured Party, Licensee shall direct such Secured Party to not, and shall use commercially reasonable efforts to ensure such Secured Party does not, make any filings or submissions with the USPTO or any other governmental body that reflects an assignment or pledge in favor of the Secured Party of any interest in the Licensed Technology. CWRU hereby consents by the execution of this Second Amendment, to the Licensee’s current plan for refinancing and the related Pledge of the Licensed Interest in furtherance of the same, as further described in the Securities Purchase Agreement, dated on or about November 7, 2024, by and among Licensee, Tasso Partners, LLC, as the collateral agent, and the investor party thereto.

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25.3 In the event that Licensee receives notice from CWRU of a default by Licensee of any of its obligations under this Agreement, and such breach is not cured by Licensee pursuant to the provisions of this Agreement, if Licensee’s rights pursuant to this Agreement are then subject to a Pledge, CWRU shall not terminate this Agreement in connection with such default except as provided in this Section 25.3 (but shall be entitled to avail itself of all other remedies provided to CWRU hereunder). CWRU may but is not obligated to provide not less than sixty (60) days prior written notice (the “Notice”) to Secured Party prior to terminating this Agreement due to a failure to cure any default on the part of the Licensee, which Notice shall be provided no earlier than the expiration of the period within which Licensee may cure as set forth in this Agreement. In the event the Secured Party elects to proceed to cure such default, the Secured Party shall complete such cure within sixty (60) days after the date of receipt of the Notice.

25.4 Unless and until such time as a Secured Party shall have foreclosed on its Pledge or security interest, Secured Party shall neither be deemed to be the Licensee hereunder nor be obliged to perform or observe any of the covenants, terms or conditions of this Agreement on the part of Licensee to be performed or observed, nor shall it guarantee the performance of any covenants, terms or conditions by Licensee.

25.5 A Secured Party shall have the right and power to exercise its rights under a Pledge and either obtain title to the Licensed Interest or sell the same (in foreclosure or by other means in lieu thereof) to a third party (Secured Party or such other party so acquiring Licensee’s interest in this agreement being referred to herein as the “Purchaser”) with the prior written consent of the CWRU, which consent shall not be unreasonably withheld, notwithstanding any restrictions on transfer or assignment contained herein. In the event that a Secured Party desires to effect a transfer of title to the Licensed Interest in foreclosure or by deed in lieu thereof, then upon satisfaction of each of the following conditions, the Purchaser shall become the Licensee and be subject to this Agreement to the same extent as Licensee:

(i) The Purchaser shall have entered into a written assignment and assumption agreement with Licensee (conditioned upon such Purchaser succeeding to Licensee’s interest in this Agreement), in a form reasonably satisfactory to CWRU, pursuant to which Licensee assigns this agreement to Purchaser, and Purchaser assumes this Agreement and agrees to discharge all of Licensee’s past and future obligations under this Agreement as herein provided; and

(ii) the Purchaser or Secured Party shall reimburse CWRU for all of its reasonable costs and expenses incurred in connection with the foreclosure of the Pledge,

25.6 All rights and licenses granted under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. Notwithstanding any provision to the contrary, Licensee shall retain and have the right to exercise all rights and elections under the Bankruptcy Code and all other applicable bankruptcy, insolvency, and similar laws with respect to this Agreement and the subject matter hereof. CWRU hereby consents to the assumption of this Agreement pursuant to Section 365 of the Bankruptcy Code.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in duplicate counterparts, each of which shall be deemed to constitute an original, effective as of the date first above written.

The undersigned verify subject to the penalties of Section 2921.13 of the Ohio Revised Code relating to unsworn falsification to authorities that they have the authority to bind to this Agreement the party on behalf of which they are executing below.

Case Western Reserve University	Lucid Diagnostics Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

By:

Name:

Title:

Date:

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